Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of FTD Group, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date:  September 12, 2006

/S/ MICHAEL J. SOENEN
Name:	Michael J. Soenen
Title:	President and Chief Executive Officer

/S/ BECKY A. SHEEHAN
Name:	Becky A. Sheehan
Title:	Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to FTD Group, Inc. and will be retained by FTD Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]